FCC Registration

FRN Registration

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Thank you for registering with the FCC. As of today, **May 30 2006 9:02AM**, you have been assigned the following FCC Registration Number (FRN): **0015106933**. Please print this page for your records.

Domestic Business Registration

Business Type:	Private Sector	Subtype:	Corporation
Business Name:	WinSonic Digital Media Group, Ltd.		
EIN:	522236253		

Contact Information

Organization:	WinSonic Digital Media Group, Ltd.	Position:	Director of Regulatory Affairs
Salutation:		First Name:	Beverly
Middle Initial:	W	Last Name:	Jackson
Suffix:			
Address Line 1:	101 Marietta Street NW	Address Line 2:	Suite 2600
City:	Atlanta	State:	GEORGIA
Zip Code:	30303	Phone:	404 230 5705
Fax:	404 230 5710	Email:	beverly@winsonic.net

FRN Password

Password:	4932971701

Personal Security Question and Answer

PSQ:	pink sheets	PSQ Answer:	wdmg

Amateurs, Aircraft, Marine, Antenna Structure Registration (ASR), and any other service licensed through the Universal Licensing System (ULS) should click on the following link to access ULS and associate their call sign(s) with their new FRN and password. Existing call signs must be associated with an FRN before you can file in ULS.

- FCC Universal Licensing System

To visit another FCC site, follow the links below:

- FCC Auctions
- FCC Broadband Licensing System
- FCC Electronic Tariff Filing System
- FCC Emergency Alert System
- FCC Experimental Licensing Branch Electronic Filing Site